Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for Tender of Subordinate Voting Shares of
EXFO ELECTRO-OPTICAL ENGINEERING INC.
Pursuant to the Offer to Purchase Dated November 10, 2008

As set forth in the Offer to Purchase, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender Subordinate Voting Shares (the “Shares”) of EXFO Electro-Optical Engineering Inc. (the “Corporation”) pursuant to the Offer (as defined below) if certificates for these Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach CIBC Mellon Trust Company (the “Depositary”) by the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the office of the Depositary set forth below.

TO:       EXFO ELECTRO-OPTICAL ENGINEERING INC. (THE “CORPORATION”)
AND TO: OFFICE OF THE DEPOSITARY, CIBC MELLON TRUST COMPANY

By Facsimile

(416) 643-3148

By Mail or Registered Mail

CIBC Mellon Trust Company
P.O. Box 1036, Adelaide Street Postal Station
Toronto, Ontario M5C 2K4
Attention: Corporate Restructures

By Hand or Courier

CIBC Mellon Trust Company
199 Bay Street
Commerce Court West — Securities Level
Toronto, Ontario M5L 1G9
Attention: Corporate Restructures

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box K — Signature Guarantee in the Letter of Transmittal.

The undersigned hereby tenders to EXFO Electro-Optical Engineering Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 10, 2008, the accompanying issuer bid circular (the “Circular”) included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Circular under “Procedure for Tendering Shares”.

Number of Shares:	Name(s) of Registered Holder:

Certificate Nos. (if available):
(Please type or print)

Address:

Signature(s):

(Sign Here)	(Postal Code or Zip Code)

Dated:	Area Code and Daytime Telephone No.:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period show herein. Failure to do so could result in a financial loss to such Eligible Institution.

GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule 1 chartered bank, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 pm, Eastern time, on the third trading day after the Expiration Date. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the NASDAQ Capital Market.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
(Please type or print)

Title:
(Postal Code or Zip Code)

Area Code and Telephone No.:	Dated:

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BOX A
TYPE OF TENDER
Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender. Shares are being tendered hereby pursuant to:

☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender (Please complete Box C)

BOX B
AUCTION TENDER
PRICE (IN CDN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

This box MUST be completed if Shares are being tendered pursuant to an Auction Tender.
Check the appropriate box to indicate the Auction Tender price.
Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender.

☐ Cdn $3.40	☐ Cdn $3.70
☐ Cdn $3.45	☐ Cdn $3.75
☐ Cdn $3.50	☐ Cdn $3.80
☐ Cdn $3.55	☐ Cdn $3.85
☐ Cdn $3.60	☐ Cdn $3.90
☐ Cdn $3.65

BOX C
PURCHASE PRICE TENDER

This box MUST be completed if Shares are being tendered pursuant to a Purchase Price Tender.
The undersigned either (check one):

☐	is tendering Shares beneficially owned by the undersigned;
☐	is a broker, dealer, bank, trust company or other nominee that is tendering, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D
ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of persons beneficially owning an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.

The undersigned either (check one):

☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are tendered, or
☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is tendering all such Shares.

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